Exhibit 10.1

                      SECOND AMENDMENT TO CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment") is made as of December 16, 2004, by and between HANCOCK FABRICS, INC., a Delaware corporation (the "Borrower"), and SOUTHTRUST BANK, an Alabama banking corporation (the "Bank"). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Credit Agreement, as amended (as hereinafter defined).

     WHEREAS, pursuant to that certain Credit Agreement between Borrower and Bank dated as of March 26, 2002 (the "Credit Agreement"), Bank made available to Borrower, subject to the terms and conditions thereof, the Syndicated Loan and the Money Market Loan in the aggregate principal amount of up to $25,000,000.00; and

     WHEREAS, pursuant to that certain First Amendment to Credit Agreement between Borrower and Bank dated as of October 14, 2004 (the "First Amendment"), the Credit Agreement was amended in order to provide for a temporary increase in the Commitment from up to $25,000,000.00 to up to $30,000,000.00 (the Credit Agreement, as amended by the First Amendment, hereinafter referred to as the "Credit Agreement, as amended"); and

     WHEREAS, Borrower and Bank have agreed to amend the Credit Agreement, as amended, in order to amend certain of the financial covenants contained therein, as more specifically hereinafter set forth.

     NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree that the Credit Agreement, as amended, is hereby amended as of the date of this Second Amendment, as follows:

     1. The Credit Agreement,  as amended, is hereby amended by deleting Section
5.06 in its entirety, and by substituting the following new Section 5.06 in lieu thereof:

          SECTION 5.06. Fixed Charges Coverage. At the end of each Fiscal Quarter from the Fiscal Quarter ending January 31, 2005 through and including the Fiscal Quarter ending January 31, 2006, the ratio of Income Available for Fixed Charges for the period of 4 consecutive Fiscal Quarters then ended to Consolidated Fixed Charges for the period of 4 consecutive Fiscal Quarters then ended, shall be greater than 1.35 to 1.00. At the end of each Fiscal Quarter thereafter, the ratio of Income Available for Fixed Charges for the period of 4 consecutive Fiscal Quarters then ended to Consolidated Fixed Charges for the period of 4 consecutive Fiscal Quarters then ended, shall be greater than 1.40 to 1.00.

     2. As a condition to the effectiveness of this Second Amendment (a) Borrower shall have paid to Bank a modification fee in the amount of $62,500.00;
(b) Borrower shall have provided to Bank the resolutions of the board of directors of Borrower as to the amendments contemplated herein; (c) Borrower shall have paid directly or reimbursed Bank for all of Bank's fees and expenses, including, but not limited to, any and all filing fees, recording fees, and expenses and fees of Bank's legal counsel, incurred in connection with the

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preparation,  amendment,  modification or enforcement of this Second  Amendment, the Credit Agreement, as amended, and any and all documents executed and delivered in connection herewith or therewith; (d) Borrower shall have executed and delivered to Bank all further documents and perform all other acts which Bank deems necessary or appropriate to perfect or protect its security for the Loans; and (e) Borrower shall have delivered to Bank such other documentation, if any, as may be requested by Bank to satisfy Bank that this Second Amendment, and all other documents and instruments executed by Borrower in connection with this Second Amendment or in furtherance hereof have each been duly authorized, executed and delivered on behalf of Borrower, and constitute valid and binding obligations of Borrower.

     3. Borrower represents and warrants to Bank that all representations and warranties given by Borrower in the Credit Agreement, as amended, are true and correct as of the date hereof, except to the extent affected by this Second Amendment. Borrower represents and warrants to Bank that Borrower is in full compliance with all of the covenants of Borrower contained in the Credit Agreement, as amended, except to the extent affected by this Second Amendment.

     4. Except as heretofore or herein expressly modified, or as may otherwise be inconsistent with the terms of this Second Amendment (in which case the terms and conditions of this Second Amendment shall govern), all terms of the Credit Agreement, as amended, and all documents and instruments executed and delivered in furtherance thereof shall be and remain in full force and effect, and the same are hereby ratified and confirmed in all respects.



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     IN WITNESS  WHEREOF,  this  Second  Amendment  has been duly  executed  and delivered as of the day and year first above written.


WITNESS:                                    BORROWER:

                                            HANCOCK FABRICS, INC.


 /s/ Larry D. Fair                          By:  /s/ Bruce D. Smith
---------------------------------------        ---------------------------------
Print Name:  Larry D. Fair                       Its: Chief Financial Officer
           ----------------------------         --------------------------------


                                            BANK:

                                            SOUTHTRUST BANK


                                            By:  /s/ Hal Clemmer
---------------------------------------        ---------------------------------
Print Name:                                 Its:  Senior Vice President
           ----------------------------         --------------------------------



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